UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2011

First Trinity Financial Corporation

(Exact Name of registrant as specified in its charter)

Commission File No.       000-52613

Oklahoma	34-1991436
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Maters to a Vote of Security Holders

The 2011 Annual Meeting of the shareholders of First Trinity Financial Corporation (the “Company”) was held on May 18, 2011 at 1:00 P.M. Central Daylight Time at the Embassy Suites Tulsa – I-44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145.

QUORUM

The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on March 31, 2010, the record date fixed by the Company’s Board of Directors for determination of the number of votes that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 6,798,535.

There are present at said Meeting, in person or by proxy, persons entitled to cast 3,524,996 votes.

There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat, a quorum is present for the transaction of business.

PROPOSALS

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal Number 1

To elect ten (10) directors to hold office for a term of one year or until their successors are duly elected and qualified.

The following ten (10) individuals were elected and the number of votes cast was as follows:

		Withhold	For All	Net
Director	Total	All	Except	Total
Gregg E. Zahn	3,524,996	10,185	1,259	3,513,552
Scott J. Engebritson	3,524,996	10,185	74,024	3,440,787
William S. Lay	3,524,996	10,185	420	3,514,391
H. Bryan Chrisman	3,524,996	10,185	-	3,514,811
Bill H. Hill	3,524,996	10,185	315	3,514,496
Charles W. Owens	3,524,996	10,185	7,560	3,507,251
George E. Peintner	3,524,996	10,185	-	3,514,811
G. Wayne Pettigrew	3,524,996	10,185	7,770	3,507,041
Gary L. Sherrer	3,524,996	10,185	7,560	3,507,251
Shannon B. Young	3,524,996	10,185	-	3,514,811

Proposal Number 2

To ratify the selection of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for 2011.

The Company’s shareholders ratified the appointment of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The votes were cast as follows:

Independent Registered		Votes	Votes	Net
Public Accountin Firm	Total	Against	Abstained	Votes For
Kerber, Eck & Braeckel LLP	3,524,996	7,034	23,835	3,494,127

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: May 24, 2011	By:	/s/ Gregg Zahn
Gregg Zahn
President and Chief Executive Officer

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